Bar Harbor Bankshares Reports Third Quarter Earnings

BAR HARBOR, MAINE - October 19, 2017 -- Bar Harbor Bankshares (NYSE American: BHB) reported third quarter GAAP earnings of $8.6 million, or 56 cents per share. Core earnings totaled $8.8 million or 57 cents per share representing a 10% increase over the prior quarter. This increase reflects the strength of the Company's now expanded footprint and seasoned team.

THIRD QUARTER FINANCIAL HIGHLIGHTS (comparisons are to prior quarter unless otherwise stated):

•	1.01% core return on assets (non-GAAP measure)

•	6% increase in non-interest income

•	22% annualized commercial loan growth

•	11% annualized total deposit growth

•	54% efficiency ratio (non-GAAP measure)

•	9.90% core return on equity (non-GAAP measure)

President and Chief Executive Officer, Curtis C. Simard stated, “It was a record quarter for us in both total revenue and earnings. These are remarkable results and demonstrate the stability in our business while now having the platform for even stronger organic growth. We drove core return on assets to 1.01% as we continue to focus on profitable growth and fee income. Our operational improvements resulted in a 54% efficiency ratio for the quarter and significant positive operating leverage. We continue to position our balance sheet to optimize performance, as is evidenced by our strong loan growth this quarter while adhering to superior credit quality. We maintained our loan to deposit ratio flat despite funding significant production for the quarter. I am proud of the job our teams are doing and look forward to a strong finish to 2017."

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“We are committed to creating shareholder value. The Company’s core return on equity ratio is the highest it’s been in five quarters as we approach the 10% threshold. We continue to earn tangible book value to pre-acquisition levels and believe that can expand even further by adhering to our disciplined model of balancing growth and profitability. The recently announced sale of our insurance business will also be accretive to tangible equity in the fourth quarter. This allows us to focus on investments in the core banking areas that represent the most efficient use of capital, which will ultimately benefit our shareholders and remain consistent with our brand as a true community bank.”

RESULTS OF OPERATIONS
GAAP earnings increased to $8.6 million in the third quarter from $6.6 million in the linked quarter primarily driven by higher fee income, additional cost saves and lower system conversion expenses. Core earnings (a non-GAAP measure) were $8.8 million in the third quarter compared to $8.1 million in the prior quarter. Yields on loans remained consistent with prior quarter, and include the benefit of purchased loan accretion. Third quarter security yields decreased as prepayment speeds increased, resulting in faster premium amortization. The cost of interest bearing deposits increased as a result of both interest rate hikes and an extension in maturities as we continue to actively manage the balance sheet. The Company’s overall cost of funds increased similarly as a result of extending funding maturities, in line with our overall interest rate risk management strategy.

Total non-interest income increased $7.0 million compared to $6.6 million in the prior quarter. The increase is primarily due to an expanded customer base resulting in a higher number of transactions. Mr. Simard stated, "we continue to focus on non-interest income as the key to higher profitability and are currently in the process of expanding treasury management services for our customers. We anticipate a roll-out of our enhanced product offerings by the end of this year. As we continue to expand ROA, investments in fee income businesses such as trust, secondary marketing mortgage operations, and treasury management services will be critical."

Non-interest expense decreased $2.5 million in the current quarter as salary and benefit costs improved by $0.5 million and acquisition related costs declined by $2.1 million. The efficiency ratio was 54% compared to 56% in the prior quarter and 63% in the first quarter of 2017. This positive trend reflects disciplined cost control and realized cost saves with the acquisition.

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The effective tax rate was 29.3% in the third quarter as compared to 31.6% in the second quarter. The third quarter rate includes a benefit from certain return to provision adjustments related to amendments for prior year tax filings.

FINANCIAL CONDITION
Total assets remained flat at $3.5 billion at the end of the third quarter while total loans grew by $52 million or 9% on an annualized basis. The majority of the loan growth was driven by the commercial portfolio, which grew at an annualized rate of 22%. Investments decreased $7.0 million primarily due to mandatory redemptions of FHLB stock. The loan growth was funded by growth in total deposits, which increased $62.1 million or 11% annualized thereby decreasing our wholesale reliance during the quarter.

The Company's book value per share increased to $22.90 from $22.53 in the second quarter while tangible book value (a non-GAAP measure) increased to $15.84 from $15.44. Asset quality metrics remained strong during the third quarter with a ratio of non-accruing loans to total loans of 0.28% and a ratio of net charge-offs to total loans of 0.01%.

BACKGROUND
Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 125 years. Bar Harbor provides full service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.bhbt.com.

FORWARD LOOKING STATEMENTS
This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see the Company’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements.

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NON-GAAP FINANCIAL MEASURES
This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included beginning on page J in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude items which the Company does not view as related to its normalized operations. These items include securities gains/losses, acquisition costs, restructuring costs, and systems conversion costs. Non-core adjustments are presented net of an adjustment for income tax expense. This adjustment is determined as the difference between the GAAP tax rate and the effective tax rate applicable to core income. The efficiency ratio is adjusted for non-core revenue and expense items and for tax preference items. The Company also calculates measures related to tangible equity, which adjust equity (and assets where applicable) to exclude intangible assets due to the importance of these measures to the investment community. Charges related to the acquisition of Lake Sunapee Bank Group consists primarily of severance and retention cost, systems conversion and integration costs, and professional fees. The Company’s disclosure of organic growth of loans in 2017 is also adjusted for the Lake Sunapee Bank Group acquisition.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

Marsha Sawyer; EVP, Investor Relations; (207) 288-3314

TABLE INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)
A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES
SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended (1)(3)
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
PER SHARE DATA
Net earnings, diluted	$0.56	$0.42	$0.29	$0.28	$0.40
Core earnings, diluted (1) (2)	0.57	0.52	0.43	0.41	0.34
Total book value	22.90	22.53	22.17	17.19	18.09
Tangible book value (2)	15.84	15.44	15.07	16.61	17.51
Market price at period end	31.36	30.82	33.08	31.55	24.48
Dividends	0.19	0.19	0.19	0.19	0.18

PERFORMANCE RATIOS
Return on assets	0.99%	0.76%	0.50%	0.59%	0.86%
Core return on assets (1) (2)	1.01	0.94	0.74	0.87	0.73
Return on equity	9.67	7.55	5.34	6.36	8.78
Core return on equity (1) (2)	9.90	9.32	7.88	9.34	7.49
Core return on tangible equity (1) (2)	14.51	13.78	12.24	9.66	7.75
Net interest margin, fully taxable equivalent (FTE) (4)	3.06	3.16	3.11	2.89	2.84
Net interest margin (FTE), excluding purchased loan accretion (4)	2.93	3.02	3.01	2.89	2.84
Efficiency ratio (2)	53.59	54.64	61.62	59.24	61.24

GROWTH (Year-to-date, annualized)
Total commercial loans (2)	20.5%	7.2%	20.0%	14.9%	3.3%
Total loans (2)	12.2	7.0	13.3	15.0	15.0
Total deposits (2)	10.6	2.3	(10.2)	6.5	17.7

FINANCIAL DATA (In millions)
Total assets	$3,476	$3,503	$3,427	$1,755	$1,718
Total earning assets	3,184	3,139	3,139	1,683	1,649
Total investments	756	763	767	554	561
Total loans	2,429	2,377	2,372	1,129	1,088
Allowance for loan losses	12	11	11	10	10
Total goodwill and intangible assets	109	109	109	5	5
Total deposits	2,275	2,213	2,174	1,050	1,034
Total shareholders' equity	353	347	341	157	164
Net income	9	7	4	3	4
Core income (2)	9	8	6	4	3

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans (5)	0.01%	0.03%	0.06%	(0.03)%	(0.03)%
Allowance for loan losses/total loans (5)	0.49	0.48	0.46	0.92	0.93
Loans/deposits	107	107	109	108	105
Shareholders' equity to total assets	10.17	9.91	9.95	8.93	9.57
Tangible shareholders' equity to tangible assets (2)	7.26	7.01	6.99	8.65	9.29

A

(1) Adjusted measurements are non-GAAP financial measures that are adjusted to exclude net non-operating charges primarily related to acquisitions, and gain on sale of securities. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2) Non-GAAP financial measure.
(3) All performance ratios are annualized and are based on average balance sheet amounts, where applicable.
(4) Fully taxable equivalent considers the impact of tax advantaged investment securities and loans.
(5) Generally accepted accounting principles require that loans acquired in a business combination be recorded at fair value, whereas loans from business activities are recorded at cost. The fair value of loans acquired in a business combination includes expected loan losses, and there is no loan loss allowance recorded for these loans at the time of acquisition. Accordingly, the ratio of the loan loss allowance to total loans is reduced as a result of the existence of such loans, and this measure is not directly comparable to prior periods. Similarly, net loan charge-offs are normally reduced for loans acquired in a business combination since these loans are recorded net of expected loan losses. Therefore, the ratio of net loan charge-offs to average loans is reduced as a result of the existence of such loans, and this measure is not directly comparable to prior periods. Other institutions may have loans acquired in a business combination, and therefore there may be no direct comparability of these ratios between and among other institutions.

B

BAR HARBOR BANKSHARES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands)	September 30, 2017	June 30, 2017	March 31, 2017 (1)	December 31, 2016
Assets
Cash and due from banks	$31,223	$28,112	$29,245	$8,219
Interest-bearing deposit with the Federal Reserve Bank	17,501	90,881	12,781	220
Total cash and cash equivalents	48,724	118,993	42,026	8,439
Securities available for sale, at fair value	718,459	718,364	724,224	528,856
Federal Home Loan Bank stock	37,107	44,168	42,404	25,331
Total securities	755,566	762,532	766,628	554,187
Commercial real estate	793,572	738,584	779,635	418,119
Commercial and industrial	357,072	350,002	309,995	151,240
Residential real estate	1,152,628	1,160,832	1,155,436	506,612
Consumer	125,590	127,229	127,370	53,093
Total loans	2,428,862	2,376,647	2,372,436	1,129,064
Less: Allowance for loan losses	(11,950)	(11,442)	(10,884)	(10,419)
Net loans	2,416,912	2,365,205	2,361,552	1,118,645

Premises and equipment, net	48,309	48,590	45,581	23,419
Other real estate owned	122	122	363	90
Goodwill	100,255	100,255	99,901	4,935
Other intangible assets	8,811	9,047	9,282	377
Cash surrender value of bank-owned life insurance	57,613	57,233	56,627	24,450
Deferred tax asset, net	13,052	13,211	14,158	5,990
Other assets	26,368	28,223	31,365	14,817
Total assets	$3,475,732	$3,503,411	$3,427,483	$1,755,349

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$357,398	$332,339	$349,896	$98,856
NOW deposits	442,085	451,171	242,876	175,150
Savings deposits	373,118	360,306	511,091	77,623
Money market deposits	300,398	285,312	349,491	282,234
Time deposits	802,110	783,876	720,899	416,437
Total deposits	2,275,109	2,213,004	2,174,253	1,050,300

Senior borrowings	775,582	872,021	842,150	531,596
Subordinated borrowings	43,048	43,063	43,078	5,000
Total borrowings	818,630	915,084	885,228	536,596

Other liabilities	28,534	28,201	26,954	11,713
Total liabilities	3,122,273	3,156,289	3,086,435	1,598,609

Total common shareholders' equity	353,459	347,122	341,048	156,740
Total liabilities and shareholders' equity	$3,475,732	$3,503,411	$3,427,483	$1,755,349

Net shares outstanding (2)	15,432	15,407	15,385	9,116

(1)	The Company completed the acquisition of Lake Sunapee Bank Group on January 13, 2017.

(2)	Adjusted for 3-for-2 stock-split completed in March 2017.

C

BAR HARBOR BANKSHARES
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Organic Annualized Growth % (1) September 30, 2017
(in thousands)	Sep 30, 2017 Balance	Jun 30, 2017 Balance	Mar 31, 2017 Balance	Acquired Lake Sunapee Bank Balance (2)	Dec 31, 2016 Balance	Quarter End	Year to Date
Commercial real estate	$793,572	$738,584	$779,635	$345,586	$418,119	29.8%	10.7%
Commercial and industrial	270,759	269,960	236,526	89,259	135,564	1.2	50.8
Total commercial loans	1,064,331	1,008,544	1,016,161	434,845	553,683	22.1	20.5
Residential real estate	1,152,628	1,160,832	1,155,436	652,255	506,612	(2.8)	(1.8)
Consumer	125,590	127,229	127,370	76,489	53,093	(5.2)	(11.3)
Tax exempt and other	86,313	80,042	73,469	44,611	15,676	31.3	249.0
Total loans	$2,428,862	$2,376,647	$2,372,436	$1,208,200	$1,129,064	8.8%	12.2%

(1)	Non-GAAP financial measure.

(2)	Acquired Lake Sunapee Bank loans are as of January 13, 2017.

DEPOSIT ANALYSIS

						Organic Annualized Growth % (1) September 30, 2017
(in thousands)	Sep 30, 2017 Balance	Jun 30, 2017 Balance	Mar 31, 2017 Balance	Acquired Lake Sunapee Bank Balance (2)	Dec 31, 2016 Balance	Quarter End	Year to Date
Demand	$357,398	$332,339	$349,896	$248,051	$98,856	30.2%	15.9%
NOW	442,085	451,171	242,876	39,999	175,150	(8.1)	194.4
Money market	300,398	285,312	349,491	103,142	282,234	21.2	(45.2)
Savings	373,118	360,306	511,091	467,735	77,623	14.2	(332.8)
Total non-maturity deposits	1,472,999	1,429,128	1,453,354	858,927	633,863	12.3	(4.7)
Total time deposits	802,110	783,876	720,899	291,684	416,437	9.3	33.9
Total deposits	$2,275,109	$2,213,004	$2,174,253	$1,150,611	$1,050,300	11.2%	10.6%

(1)	Non-GAAP financial measure.

(2)	Acquired Lake Sunapee Bank deposits are as of January 13, 2017.

D

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2017	2016	2017	2016
Interest and dividend income
Loans	$24,661	$10,295	$70,081	$30,627
Securities and other	5,402	3,828	15,832	12,014
Total interest and dividend income	30,063	14,123	85,913	42,641
Interest expense
Deposits	3,177	1,755	7,926	4,931
Borrowings	3,408	1,369	9,327	3,993
Total interest expense	6,585	3,124	17,253	8,924
Net interest income	23,478	10,999	68,660	33,717
Provision for loan losses	660	139	2,191	754
Net interest income after provision for loan losses	22,818	10,860	66,469	32,963
Non-interest income
Trust and investment management fee income	3,040	975	9,228	2,878
Insurance and brokerage service income	329	—	1,020	—
Customer service fees	2,638	706	5,990	1,999
Gain on sales of securities, net	19	1,354	19	4,489
Bank-owned life insurance income	380	197	1,165	540
Other income	554	140	2,043	408
Total non-interest income	6,960	3,372	19,465	10,314
Non-interest expense
Salaries and employee benefits	9,617	4,832	30,065	14,648
Occupancy and equipment	2,894	1,156	8,573	3,466
Loss on sales of premises and equipment, net	(1)	216	94	216
Outside services	907	181	2,220	430
Professional services	428	250	1,357	1,084
Communication	382	128	1,040	492
Amortization of intangible assets	189	1	534	25
Acquisition expenses	346	320	5,917	812
Other expenses	2,824	1,666	8,663	4,305
Total non-interest expense	17,586	8,750	58,463	25,478

Income before income taxes	12,192	5,482	27,471	17,799
Income tax expense	3,575	1,850	8,085	5,450
Net income	$8,617	$3,632	$19,386	$12,349

Earnings per share:
Basic (1)	$0.56	$0.40	$1.27	$1.37
Diluted (1)	0.56	0.40	1.27	1.35

Weighted average shares outstanding:
Basic (1)	15,420	9,064	15,098	9,037
Diluted (1)	15,511	9,162	15,204	9,138

(1) Adjusted for 3-for-2 stock-split completed in March 2017.

E

BAR HARBOR BANKSHARES
CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

(In thousands, except per share data)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Interest and dividend income
Loans	$24,661	$24,226	$21,194	$11,026	$10,295
Securities and other	5,402	5,439	4,991	3,820	3,828
Total interest and dividend income	30,063	29,665	26,185	14,846	14,123
Interest expense
Deposits	3,177	2,539	2,210	1,768	1,755
Borrowings	3,408	3,317	2,603	1,421	1,369
Total interest expense	6,585	5,856	4,813	3,189	3,124
Net interest income	23,478	23,809	21,372	11,657	10,999
Provision for loan losses	660	736	795	225	139
Net interest income after provision for loan losses	22,818	23,073	20,577	11,432	10,860
Non-interest income
Trust and investment management fee income	3,040	3,324	2,864	951	975
Insurance and brokerage service income	329	327	364	—	—
Customer service fees	2,638	1,991	1,360	649	706
Gain on sales of securities, net	19	—	—	9	1,354
Bank-owned life insurance income	380	386	399	163	197
Other income	554	530	959	263	140
Total non-interest income	6,960	6,558	5,946	2,035	3,372
Non-interest expense
Salaries and employee benefits	9,617	10,127	10,321	5,127	4,832
Occupancy and equipment	2,894	3,013	2,666	1,144	1,156
Loss on sales of premises and equipment,net	(1)	—	95	32	216
Outside services	907	716	597	337	181
Professional services	428	489	440	405	250
Communication	382	290	368	94	128
Amortization of intangible assets	189	188	157	1	1
Acquisition expenses	346	2,459	3,112	1,838	320
Other expenses	2,824	2,764	3,075	1,479	1,666
Total non-interest expense	17,586	20,046	20,831	10,457	8,750

Income before income taxes	12,192	9,585	5,692	3,010	5,482
Income tax expense	3,575	3,029	1,481	426	1,850
Net income	$8,617	$6,556	$4,211	$2,584	$3,632

Earnings per share:
Basic (1)	$0.56	$0.43	$0.29	$0.28	$0.40
Diluted (1)	0.56	0.42	0.29	0.28	0.40

Weighted average shares outstanding:
Basic (1)	15,420	15,393	14,471	9,096	9,064
Diluted (1)	15,511	15,506	14,591	9,215	9,162

(1) Adjusted for 3-for-2 stock split completed in March 2017.

F

BAR HARBOR BANKSHARES
AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Earning assets
Loans	4.13%	4.14%	4.00%	3.94%	3.89%
Securities and other	3.13	3.19	3.01	3.01	3.07
Total earning assets	3.89%	3.91%	3.76%	3.65%	3.62%

Funding liabilities
Interest bearing deposits	0.66%	0.56%	0.52%	0.76%	0.78%
Borrowings	1.66	1.41	1.25	1.05	1.06
Total interest-bearing liabilities	0.96%	0.85%	0.76%	0.86%	0.88%

Net interest spread	2.93	3.06	3.00	2.79	2.74
Net interest margin	3.06	3.16	3.11	2.89	2.84

G

BAR HARBOR BANKSHARES
AVERAGE BALANCES - UNAUDITED

	Quarters Ended
(In thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Assets
Total loans (1)	$2,402,171	$2,377,141	$2,346,340	$1,119,065	$1,058,253
Securities and other (2)	754,450	761,546	746,653	556,365	551,456
Total earning assets	3,156,621	3,138,687	3,092,993	1,675,430	1,609,709
Cash and due from banks	49,169	87,332	25,556	5,976	5,819
Allowance for loan losses	(11,786)	(11,292)	(10,584)	(10,336)	(10,095)
Goodwill and other intangible assets	109,147	109,108	109,261	5,324	5,347
Other assets	149,394	110,129	122,396	71,807	78,755
Total assets	$3,452,545	$3,433,964	$3,339,622	$1,748,201	$1,689,535

Liabilities and shareholders' equity
Total interest-bearing deposits	$1,901,501	$1,811,226	$1,798,014	$930,983	$897,703
Borrowings	812,938	941,789	856,328	537,818	514,999
Total interest-bearing liabilities	2,714,439	2,753,015	2,654,342	1,468,801	1,412,702
Non-interest-bearing demand deposits	354,470	320,503	350,497	108,961	103,971
Other liabilities	30,079	13,145	19,334	7,929	7,376
Total liabilities	3,098,988	3,086,663	3,024,173	1,585,691	1,524,049

Total shareholders' equity	353,557	347,301	315,449	162,510	165,486

Total liabilities and shareholders' equity	$3,452,545	$3,433,964	$3,339,622	$1,748,201	$1,689,535

(1)	Total loans include non-accruing loans.

(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES
ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
(in thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$2,467	$2,090	$2,354	$2,564	$2,478
Commercial installment	236	270	451	315	276
Residential real estate	3,619	2,783	3,066	3,419	3,429
Consumer installment	496	160	160	198	219
Total non-accruing loans	6,818	5,303	6,031	6,496	6,402
Other real estate owned	122	122	363	90	189
Total non-performing assets	$6,940	$5,425	$6,394	$6,586	$6,591

Total non-accruing loans/total loans	0.28%	0.22%	0.25%	0.58%	0.59%
Total non-performing assets/total assets	0.20	0.15	0.19	0.38	0.38

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$11,442	$10,884	$10,419	$10,103	$9,891
Charged-off loans	(297)	(213)	(344)	(28)	(120)
Recoveries on charged-off loans	145	35	14	119	193
Net loans charged-off	(152)	(178)	(330)	91	73
Provision for loan losses	660	736	795	225	139
Balance at end of period	$11,950	$11,442	$10,884	$10,419	$10,103

Allowance for loan losses/total loans	0.49%	0.48%	0.46%	0.92%	0.93%
Allowance for loan losses/non-accruing loans	175	216	180	160	158

NET LOAN CHARGE-OFFS
Commercial real estate	$(16)	$(6)	$(103)	$5	$(77)
Commercial installment	6	(138)	(17)	89	156
Residential real estate	(79)	(13)	(198)	8	(11)
Consumer installment	(63)	(21)	(12)	(11)	5
Total, net	$(152)	$(178)	$(330)	$91	$73

Net charge-offs (QTD annualized)/average loans	0.01%	0.03%	0.06%	(0.03)%	(0.03)%
Net charge-offs (YTD annualized)/average loans	0.02	0.04	0.06	(0.03)	0.01

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.35%	0.55%	0.33%	0.54%	0.15%
90+ Days delinquent and still accruing	0.01	—	—	—	—
Total accruing delinquent loans	0.35	0.55	0.33	0.54	0.15
Non-accruing loans	0.28	0.22	0.25	0.58	0.59
Total delinquent and non-accruing loans	0.63%	0.77%	0.58%	1.12%	0.74%

I

BAR HARBOR BANKSHARES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA- UNAUDITED
		At or for the Quarters Ended
(in thousands)		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Net income		$8,617	$6,556	$4,211	$2,584	$3,632
Adj: Security Gains		(19)	—	—	(9)	(1,354)
Adj: Loss on sale of fixed assets, net		(1)	—	95	32	216
Adj: Acquisition expenses		346	2,459	3,112	1,838	320
Adj: Income taxes (37.57% in 2017, 35.0% in 2016)		(122)	(924)	(1,205)	(651)	286
Total core income (4)	(A)	$8,821	$8,091	$6,213	$3,794	$3,100

Net-interest income	(B)	$23,478	$23,809	$21,372	$11,657	$10,999
Plus: Non-interest income		6,960	6,558	5,946	2,035	3,372
Total Revenue		30,438	30,367	27,318	13,692	14,371
Adj: Net security gains		(19)	—	—	(9)	(1,354)
Total core revenue (4)	(C)	$30,419	$30,367	$27,318	$13,683	$13,017

Total non-interest expense		$17,586	$20,046	$20,831	$10,457	$8,750
Less: Acquisition expenses		(346)	(2,459)	(3,112)	(1,838)	(320)
Core non-interest expense (4)	(D)	$17,240	$17,587	$17,719	$8,619	$8,430

(in millions)
Total average earning assets	(E)	$3,157	$3,139	$3,093	$1,675	$1,610
Total average assets	(F)	3,453	3,434	3,340	1,748	1,690
Total average shareholders' equity	(G)	354	347	315	163	165
Total average tangible shareholders' equity	(H)	244	238	206	157	160
Total tangible shareholders' equity, period-end (1)	(I)	244	238	232	151	159
Total tangible assets, period-end (1)	(J)	3,367	3,394	3,318	1,750	1,713

(in thousands)
Total common shares outstanding, period-end	(K)	15,432	15,407	15,385	9,116	9,084
Average diluted shares outstanding	(L)	15,511	15,506	14,591	9,215	9,162

Core earnings per share, diluted	(A/L)	$0.57	$0.52	$0.43	$0.41	$0.34
Tangible book value per share, period-end	(I/K)	15.84	15.44	15.07	16.61	17.51
Total tangible shareholders' equity/total tangible assets	(H/J)	7.26	7.01	6.99	8.65	9.29

Performance ratios (2)
GAAP return on assets		0.99%	0.76%	0.50%	0.59%	0.86%
Core return on assets (4)	(A/F)	1.01	0.94	0.74	0.87	0.73
GAAP return on equity		9.67	7.55	5.34	6.36	8.78
Core return on equity (4)	(A/G)	9.90	9.32	7.88	9.34	7.49
Core return on tangible equity (3) (4)	(A/I)	14.51	13.79	12.24	9.66	7.75
Efficiency ratio (4)(5)	(D-N-P)/(C+M)	53.59	54.64	61.62	59.24	61.24
Net interest margin	(B+O)/E	3.06	3.16	3.11	2.89	2.84

J

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(M)	1,107	1,185	977	538	434
Franchise taxes included in non-interest expense	(N)	154	158	126	37	36
Tax equivalent adjustment for net interest margin	(O)	878	936	754	182	168
Intangible amortization	(P)	189	188	157	157	157

(1) Total tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end.
Total tangible assets is computed by taking total assets less the intangible assets at period-end.
(2) Ratios are annualized and based on average balance sheet amounts, where applicable. Quarterly data may not sum to year-to-date data due  to rounding.
(3) Core return on tangible equity is computed by dividing the total core income adjusted for the tax-effected amortization of intangible assets, assuming a marginal rate of 37.57% in 2017 and 35.0% in 2016, by tangible equity.
(4) Non-GAAP financial measure.
(5) Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure to provide important information about its operating efficiency.

K